EMPLOYMENT AGREEMENT

                                     BETWEEN

                            STV GROUP, INC., Employer

                                       AND

                            PETER W. KNIPE, Employee



                              Made on July 9, 1999

                            Effective on June 1, 1999


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                                TABLE OF CONTENTS

Employment and Duties..........................................................1
         Employment and Duties.................................................1

Term and Termination of Term...................................................2
         Term..................................................................2
         Termination of Term...................................................2

Compensation...................................................................2
         Salary................................................................2
         Annual Incentive......................................................2
         Long Term Incentives..................................................2
         Benefits .............................................................2
         Retirement Benefits...................................................2

Termination....................................................................3
         Notice of Termination.................................................3
         Grounds for Termination...............................................3
                  Termination upon Death.......................................3
                  Termination upon Disability..................................3
                  Termination for Cause........................................3
                  Termination Other Than For Cause.............................4
                  Termination For Good Reason Upon a Change of Control.........4
                  Termination Upon Retirement..................................4
         Procedure Upon Termination............................................4

Employee's Covenants...........................................................5
         Nondisclosure.........................................................5
         Noncompetition........................................................5
         Enforcement...........................................................5
         Consideration.........................................................6
         Scope.................................................................6

Miscellaneous..................................................................6
         Notices...............................................................6
         Entire Understanding..................................................7
         Modification..........................................................7
         Prior Agreements......................................................7
         Termination of Prior Employment Agreements............................7
         Parties in Interest...................................................7
         Assignment............................................................8
         Severability..........................................................8
         Counterparts..........................................................8
         Section Headings......................................................8
         References............................................................8
         Controlling Law.......................................................8


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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made on July 9, 1999, but effective as of June 1, 1999 by and between Peter W. Knipe ("Employee") and STV Group, Inc., a Pennsylvania corporation ("Employer").

                                   BACKGROUND

         WHEREAS, Employer is engaged in the business of providing consulting engineering, architectural, interior design, planning, construction management and management consulting services to its customers; and

         WHEREAS, Employer and Employee acknowledge that Employer is engaged in a highly competitive business and wishes to protect its competitive position in its industry; and

         WHEREAS, Employer desires to continue to retain the services of Employee under specific terms and conditions of employment; and

         WHEREAS, Employee desires to continue to work for Employer under the specific terms and conditions of employment which include terms to protect Employer's competitive position in the industry; and

         WHEREAS, Employee and Employer have freely negotiated their respective terms and conditions of employment, and have had the opportunity to consult with counsel of their choice, and have reached agreement thereon;

         NOW  THEREFORE,  in  consideration  of  the  promises,   covenants  and
agreements of the parties contained herein, and intending to be legally bound, the parties hereby covenant and agree as follows:

         1.       Employment and Duties.

                  1.1. Employment and Duties. Employer shall employ Employee throughout the term of employment set forth in Section 2 hereof as Senior Vice President of Finance. Employee shall also have such other responsibilities and duties, consistent with his positions and expertise, as may from time to time be prescribed by the Employer's Chief Executive Officer. Employee shall devote his full time, energy, skill and best efforts to the business and affairs of Employer. Nothing in this Agreement shall preclude Employee from serving as a director, trustee, officer of, or partner in, any other firm, trust, corporation or partnership or from pursuing personal investments, as long as such activities do not interfere with Employee's performance of his duties hereunder.


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         2.       Term and Termination of Term.

                  2.1. Term. The term of Employee's employment under this Agreement shall be a period of two years commencing on June 1, 1999, and ending on May 31, 2001, unless further extended or sooner terminated in accordance with the other provisions hereof (the "Term"). Subject to Section 2.2, and if the Term has not been terminated pursuant to Section 4, on June 1, 2000 and on each June 1 thereafter (each such June 1, an "Extension Date") the Term shall be extended for an additional period of one year.

                  2.2. Termination of Term. The Employee or the Employer may elect to terminate the automatic extension of the Term set forth in Section 2.1 ("Automatic Extension") by giving written notice of such election. Any notice given hereunder must be given not less than 180 days prior to the applicable Extension Date.

         3.       Compensation.

                  3.1. Salary. Employer shall pay to Employee for services rendered hereunder an annual base salary of $140,000 per year ("Salary"), payable in accordance with Employer's normal payroll practices for employees. Employer shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld. Employee's Salary shall be reviewed by the Employer's Chief Executive Officer no less frequently than annually and may be increased, but not deceased, as a result thereof.

                  3.2. Annual Incentive. During the Term, and subject to the other provisions of this Agreement, Employee shall be entitled to participate in and shall be included in Employer's Annual Incentive Plan established by the Compensation Committee and ratified by the Board.

                  3.3. Long Term Incentives. During the Term, and subject to the other provisions of this Agreement, Employee shall be entitled to participate in and shall be included in all of Employer's long term incentive plans ("Long Term Incentives") generally available to officers to the extent Employee is eligible under the general provisions thereof, including, but not necessarily limited to stock option plans, restricted stock plan, stock appreciation rights, and performance units.

                  3.4. Benefits. During the Term, and subject to the other provisions of this Agreement, Employee shall be entitled to participate and shall be included in benefit plans of the Employer generally available to officers.

                  3.5. Retirement Benefits. Employee shall be entitled to continue to participate and shall continue to be included in Employer's ESOP and 401(K) plans on the same terms and conditions as other employees of Employer ("General Retirement Benefits").

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         4.       Termination.

                  4.1. Notice of Termination. Any termination by Employer or by Employee, other than due to death of Employee, shall be communicated by written Notice of Termination to the other party hereto. As used in this Agreement, "Notice of Termination" means a notice specifying the termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision specified. As used in this Agreement, "Date of Termination" shall mean the date specified in the Notice of Termination.

                  4.2.     Grounds for Termination.

                           4.2.1.  Termination upon Death. Employee's employment
with Employer and allof Employee's rights to compensation and benefits hereunder shall automatically terminate upon his death, except that Employee's heirs, personal representatives or estate shall be entitled to any unpaid portion of his Salary and benefits accrued up to the Date of Termination and shall also be entitled to reimbursement for any expenses incurred by Employee hereunder.

                           4.2.2.   Termination upon Disability.  This Agreement
shall terminate immediately in the event that Employee becomes disabled. Employee will be deemed to be disabled at the end of any period of six consecutive months during which, by reason of physical or mental injury or disease, Employee has been unable to perform substantially the Employee's usual and customary duties under this Agreement. In the event of termination as a result of disability, Employee shall receive compensation and benefits in accordance with the Employer policy with respect to disability benefits in effect at the time of such disability.

                           4.2.3.   Termination for Cause.   At any  time during
the Term, Employer may terminate Employee's employment hereunder for Cause (as defined herein), effective immediately upon notice to Employee, if the Employee was given reasonable notice of the event constituting cause and either Employee had a reasonable opportunity to take remedial action but failed or refused to do so, or an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances.

                  For purposes of this Agreement, Cause shall mean: (1) Employee is negligent in the performance of his duties under this Agreement resulting in a material impairment of Employer's performance, and Employee continues to be negligent after demand for corrective action is delivered by the Employer that specifically identifies the manner in which the employer believes the Employee has been grossly negligent under this Agreement (2) Employee is convicted of or pleads guilty or nolo contendere to a felony or (3) Employee willfully refuses or continues to fail, without proper cause and, other than by reason of illness, to follow the lawful directions of the Chief Executive Officer.

                                       3

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                  On  termination  of this  Agreement  pursuant to this  Section
4.2.3, with the exception that Employee shall be entitled to any unpaid portion of his Salary and benefits earned prior to the date of termination, all rights to Salary and benefits of Employee shall cease as of the Date of Termination.

                           4.2.4.   Termination Other Than For Cause.     In the
event that Employer terminates Employee's employment hereunder without cause, Employee shall receive his Salary for the remainder of the term of the Agreement and shall continue to receive all benefits under the Agreement for the remaining term of the Agreement. In addition, all Long-Term Incentives will fully and immediately vest.
                           4.2.5.   Termination For Good Reason Upon a Change of
Control. Employee may terminate his employment hereunder for Good Reason (as defined herein). For purposes of this Agreement, Good Reason means (1) a significant reduction in Employee's duties as such duties are contemplated by
Section 1 hereof; (2) any termination of Employee, except in connection with termination of Employee's employment for Cause; (3) a reduction in Employee's Salary or a material reduction of Employee's other compensation, benefits or perquisites; or (4) a relocation of Employee's principal place of business to a location which is more than fifty (50) miles from its current location.

                           If Employee's employment shall be terminated for Good
Reason after a Change of Control (as defined in Appendix A), Employee shall be paid a lump-sum payment equal to the sum of (x) three times the Employee's then current Salary plus (y) the amount of any cash bonus awarded to the Employee for services in the three most recent fiscal years; and all stock options, stock awards and similar equity rights, if any, shall vest and become exercisable immediately prior to the termination of the Term and remain exercisable through their original terms.

                           4.2.6    Termination Upon Retirement.   Employee  may
terminate this Agreement upon retirement in accordance with the Employer's policies for retirement. Upon such retirement, Employee shall be entitled to all of Employee's retirement benefits as provided for herein.

                           4.2.7    Termination  Other  Than for  Good Reason or
Retirement. If Employee terminates his employment, other than for good reason or retirement, all rights to Salary and benefits hereunder shall automatically cease except that Employee shall be entitled to any unpaid portion.

                  4.3. Procedure Upon Termination. On termination of employment regardless of the reason, Employee shall promptly return to Employer all documents (including copies) and other property of Employer, including without limitation, customer lists, manuals, letters, materials, reports, and records in his possession or control no matter from whom or in what manner acquired.

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         5.       Employee's Covenants.

                  5.1. Nondisclosure. At all times during and after the Term, Employee shall keep confidential and shall not, except with Employer's express prior written consent, or except in the proper course of his employment with Employer, directly or indirectly, communicate, disclose, divulge, publish, or otherwise express, to any Person, or use for his own benefit or the benefit of any Person, any trade secrets, confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of Employer's business, including without limitation names of customers and suppliers (including customer buying and credit information, customer requirements and preferences and customer ratings), lists of or information pertaining to prospective customers, pricing information, credit information, gross margin and cost information, sales and marketing studies, reports, projections and information, number schedule and methods of delivery of services, finances, accounting methods, marketing methods, trade secrets, policies, prospects and financial condition. For purposes of this Section 5.1., confidential information shall not include any information which is now known by or readily available to the general public or which becomes known by or readily available to the general public other than as a result of any improper act or omission of Employee.

                  5.2 Noncompetition. During the Term hereof, and for a period of one year thereafter (provided that Employee is receiving compensation for such one year under Section 4.2.4 of this Agreement) Employee shall not, except with Employer's express prior written consent, directly or indirectly, in any capacity, for the benefit of any Person:

                  (1) Communicate with or solicit any Person who is or during such period becomes a customer, supplier, employee, salesman, agent or representative of Employer, in any manner which interferes or might interfere with such Person's relationship with Employer, or in an effort to obtain such Person as a customer, supplier, employee, salesman, agent, or representative of or on behalf of any business in competition with Employer.

                  (2) Establish, engage, own, manage, operate, join or control, or participate in the establishment, ownership, management, operation or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person in any business in competition with Employer, at any location where Employer now conducts or during the Term hereof begins conducting any material business, or act or conduct himself in any manner which he would have reason to believe inimical or contrary to the best interests of Employer; provided, however, that this provision shall not be construed to prohibit the ownership by Employee of any interest in any business entity doing business with Employer or of not more than 2% of any class of securities of any corporation which is engaged in any of the foregoing businesses that has a class of securities registered pursuant to the Securities Exchange Act of 1934.


                  5.3. Enforcement. The parties acknowledge that Employer's business is highly competitive and world-wide in scope and that any breach by either party of any of the covenants and agreements of this Section 5 ("Covenants") will result in irreparable injury to the injured

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party for which money damages could not adequately  compensate  such party,  and therefore, in the event of any material breach of this agreement, the injured party shall be entitled, in addition to all other rights and remedies which such party may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the party in breach and/or all other Persons involved therein from continuing such breach. The existence of any claim or cause of action which either party may have against the other shall not constitute a defense or bar to the enforcement of any of the Covenants. If a party is obliged to resort to litigation to enforce any of the Covenants which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred or, if later, the last day of the original fixed term of such Covenant.

                  5.4. Consideration. The parties expressly acknowledge that the Covenants are a result of arms length negotiations between the parties and are a material part of the consideration bargained for by them and that without the agreement of each to be bound by the Covenants, neither would have agreed to enter into this Agreement.

                  5.5.  Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

         6.       Miscellaneous.

                  6.1. Notices. All notices, requests, demands, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (1) delivered personally, (2) mailed by first class certified mail, return receipt requested, postage prepaid, or (3) sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below or to such other addresses of which the parties may give notice in accordance with this Section.

                           If to Employer, to:

                                    STV Group, Inc.
                                    205 W. Welsh Drive
                                    Douglassville, PA 19103
                                    ATTN: Chief Executive Officer

                           With a copy to:

                                    Richard J. McMahon, Esquire
                                    Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA 19103

                           If to Employee to:

                                    Peter W. Knipe
                                    1104-22 Briton Place Road
                                    West Chester, PA 19380

                  6.2. Entire Understanding. This Agreement, together with all other documents, instruments, certificates and agreements executed in connection herewith, sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof.

                  6.3. Modification. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by Employer hereunder, including without limitation any waiver, consent or approval, shall be effective unless approved by a majority of the Board or the Chief Executive Officer.

                  6.4. Prior Agreements. Employee represents to Employer (1) that there are no restrictions, agreements or understanding whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (2) that his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or by which he is bound and (3) that he is free and able to execute this Agreement and to enter into employment by Employer.

                  6.5. Termination of Prior Employment Agreements. All prior employment agreements between Employee and Employer (and/or any of its affiliates) are hereby terminated as of the effective date hereof as fully performed on both sides, provided that the execution and delivery of this Agreement shall not be deemed to reduce any compensation or benefits or eliminate any other entitlements or rights of Employee that were earned, vested or existed prior to the effective date hereof.


                 6.6. Parties in Interest. This Agreement all rights of Employee hereunder shall inure to the benefit of, bind and be enforceable by Employee and his surviving spouse, and his heirs, personal representatives, estate and beneficiaries, and Employer and its successors and assigns. This Agreement is a personal employment contract of Employer, being for the personal services of Employee, and shall not be assignable by Employee.

                  6.7. Assignment. Employer, upon written consent of Employee, may assign its rights and duties hereunder provided that the assignee is the successor, by operation of law or otherwise, to the business of Employer, and the nature of Employee's duties hereunder do not change in any material respect. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement, in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement and Employee's consent to the assignment prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from Employer in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of the termination of this Agreement. As used in this Agreement, "Employer" shall mean Employer as hereinabove defined and any successor to its business and/or assets as aforesaid which executed and delivers the agreement provided for in this Section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  6.8. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

                  6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

                  6.10. Section Headings. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect.

                  6.11.  References.   All words used in this agreement shall be
construed to be of such number and gender as the context requires or permits.

                  6.12. Controlling Law. This Agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of Pennsylvania applicable to agreements made and to be performed entirely therein.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above mentioned, under Seal, intending to be legally bound hereby.

                                           EMPLOYER:  STV GROUP, INC.



                                           By:      /s/ Dominick M. Servedio
                                                    ----------------------------
                                                        Dominick M. Servedio

                                                        (Authorized Officer)

                                           EMPLOYEE:    /s/ Peter W. Knipe
                                                   ----------------------------
                                                            Peter W. Knipe

                                   APPENDIX A

                         Definition of Change in Control

         For purposes of this Agreement, "change of control" shall mean the occurrence of one or more of the following: (A) The acquisition, other than from Employer, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a "Person") or 30% or more of either (i) the then outstanding shares of Common Stock of Employer (the "Outstanding
Employer Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Employer Voting Securities"), provided, however, that any acquisition by (x) Employer or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by Employer or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Employer Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 30% or more of Employer Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Employer Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be, shall not constitute a Change of Control, or (B) Individuals who, as of the date hereof, constitute the Board of Directors of Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by
Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of Employer (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (C) Approval by the shareholders of Employer of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Employer Common Stock and Employer Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of Employer resulting from Business Combination in substantially the same proportion as their ownership immediately prior to such Business

Combination of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be; or (D) (i) a complete liquidation or dissolution of Employer or of (ii) sale or other disposition of all or substantially all of the assets of Employer other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, all of the Outstanding Employer Common Stock and Employer Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Employer Common Stock and Employer Voting Securities, as the case may be, immediately prior to such sale or disposition.